EXHIBIT 10.5

SERIES B-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK
EXCHANGE AND SUBSCRIPTION AGREEMENT
THIS SERIES B-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK EXCHANGE AND SUBSCRIPTION AGREEMENT (this “Agreement”), is made as of the 24th day of July, 2014 by and among IMH Financial Corporation, a Delaware corporation (the “Company”), JCP Realty Partners, LLC, a Delaware limited liability company (“JCP Realty”), and Juniper NVM, LLC, a Delaware limited liability company (“Juniper NVM”). The Company, JCP Realty, and Juniper NVM may each be referred to herein as a “Party” or collectively as the “Parties”; further each of JCP Realty and Juniper NVM may be referred to herein as a “Purchaser”.
WHEREAS:
A.    The Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 3(a)(9), and 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under Section 4(a)(2) of the Securities Act.
B.    The Purchasers desire to purchase from the Company, and the Company wishes to sell to the Purchasers, upon the terms and conditions stated in this Agreement, shares of Series B-1 Cumulative Convertible Preferred Stock of the Company, $0.01 par value per share (the “Series B-1 Preferred Stock”).
C.    Immediately prior to entering into this Agreement, JCP Realty acquired 429,270 shares of Series A Preferred Stock (the “JCP Realty Series A Shares”), upon the conversion of an interest in the amount of $4,112,403.86 held by JCP Realty in a certain loan previously extended to the Company by NWRA Ventures I, LLC (the “Lender”) and distributed to JCP Realty pursuant to that certain Distribution Agreement, dated July 24, 2014.
D.    Immediately prior to entering into this Agreement, Juniper NVM acquired 384,876 shares of Series A Preferred Stock (the “Juniper NVM Series A Shares”), upon the conversion of an interest in the amount of $3,687,113.30 held by Juniper NVM in a certain loan previously extended to the Company by the Lender and distributed to Juniper NVM pursuant to that certain Distribution Agreement, dated July 24, 2014.
E.    Desert Stock Acquisition I, LLC, an Affiliate of the Lender (“Desert Stock”), was the beneficial holder of 1,423 shares of the Corporation’s Class B-1 Common Stock, 1,423 shares of the Corporation’s Class B-2 Common Stock , 2,849 shares of the Corporation’s Class B-3 Common Stock, and 313,789 shares of the Corporation’s Class B-4 Common Stock, par value $0.01 per share (the “Desert Stock Common Shares”), and pursuant to the terms of a Redemption Agreement between the Company and Desert Stock, dated July 24, 2014 (the “Common Stock Redemption Agreement”), the Company agreed to redeem, and has redeemed, the Desert Stock Common Shares (the “Common Stock Redemption”) for aggregate cash consideration of $2,565,149 to be paid to the Lender.
F.    Immediately following the Common Stock Redemption, NWRA distributed the cash consideration received in the Common Stock Redemption to its equityholders, who in turn distributed a portion of such cash consideration to the Purchasers, with JCP Realty receiving $89,917 and Juniper NVM receiving $484,166.
G.    Each of JCP Realty and Juniper NVM have agreed to purchase shares of Series B-1 Preferred Stock and Juniper NVM has agreed to purchase a Common Stock Purchase Warrant in the form attached hereto as Exhibit E (the “Warrant”), as further described herein through a combination of exchanging the JCP Realty Series A Shares and the Juniper NVM Series A Shares (as applicable), and paying cash consideration, including the cash proceeds of the Common Stock Redemption received by JCP Realty and Juniper NVM (as applicable) and additional cash consideration, and the Company has agreed to accept from the Purchasers such JCP Realty Series A Shares, Juniper NVM Series A Shares and cash consideration, as further described herein.
H.    The Company has duly adopted and filed with the Secretary of State of the State of Delaware on or before the Closing the Certificate of Designation of Series B-1 Cumulative Convertible Preferred Stock and Series B-2 Cumulative Convertible Preferred Stock of the Company in the form attached hereto as Exhibit A (the “Series B Certificate”), which the Purchasers have consented to pursuant to this Agreement.
I.    Following the exchange of the JCP Realty Series A Shares and Juniper NVM Series A Shares for the Purchased Securities pursuant to this Agreement, the Company shall file with the Secretary of State of the State of Delaware on the date of the Closing (as defined below) a Certificate of Elimination as provided by Section 151(g) of the Delaware General Corporation Law (“DGCL”) in accordance with Section 103 of the DGCL, whereby the Company shall retire the Series A Cumulative Convertible Preferred Stock of the Company (the “Certificate of Elimination”).
J.    The Company has received an opinion of Richards, Layton & Finger, dated as of the Closing, which opinion includes the opinions set forth on Exhibit B hereto (the “RLF Opinion”), and is otherwise in form, scope and substance reasonably satisfactory to the Purchasers.
K.    The Board of Directors of the Company (the “Board”) has, by the vote of a requisite majority of the directors serving thereon and pursuant to Section 141 of the DGCL, (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with the Purchasers, and (b) duly approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in connection therewith.
NOW THEREFORE, the Parties, hereby agree as follows:
1.Purchase and Sale of Shares of Series B-1 Preferred Stock and Warrant.
1.1    Number of Shares; Purchase Price. Subject to the terms and conditions of this Agreement, including, but not limited to, Section 4 and 5 of this Agreement, (a) each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing shares of Series B-1 Preferred Stock at a price of $3.2171 per share, with the number of shares being purchased as set forth below and (b) Juniper NVM agrees to purchase at the Closing and the Company agrees to sell and issue to Juniper NVM at the Closing the Warrant, with the consideration for such shares of Series B-1 Preferred Stock and the Warrant being as set forth below:
(a)    Juniper NVM shall purchase an aggregate of 1,296,352 shares of Series B-1 Preferred Stock and the Warrant for an aggregate purchase price of $4,170,494.02 (the “Juniper NVM Consideration”), with the Juniper NVM Consideration being paid or delivered by Juniper NVM as follows: (i) $3,687,113.30 shall be delivered through the exchange of the Juniper NVM Series A Shares; (ii) $483,380.72 shall be paid in cash out of the amount distributed to Juniper NVM following the Common Stock Redemption.
(b)    JCP Realty shall purchase an aggregate of 1,308,500 shares of Series B-1 Preferred Stock for an aggregate purchase price of $4,209,575.35 (the “JCP Realty Consideration”), with the JCP Realty Consideration being paid or delivered by JCP Realty as follows: (i) $4,112,403.86 shall be delivered through the exchange of the JCP Realty Series A Shares; (ii) $89,917 shall be paid in cash out of the amount distributed to JCP Realty following the Common Stock Redemption; and (iii) $7,254.49 shall be paid in cash.
The shares of Series B-1 Preferred Stock issued to the Purchasers pursuant to this Agreement may be collectively referred to herein as the “Shares” and the certificates representing such Shares shall be referred to as the “Share Certificates”. The Shares and the Warrant may be collectively referred to herein as the “Purchased Securities.”
1.2    Closing; Delivery.

(a)    The purchase and sale of the Purchased Securities shall take place remotely via the exchange of documents and signatures, at or before 2:00 p.m. Eastern Standard Time, on July 24, 2014 (the “Closing”).
(b)    At the Closing, (i) each Purchaser shall deliver and pay to the Company for the applicable Purchased Securities to be issued and sold to such Purchaser at the Closing the Juniper NVM Consideration or the JCP Realty Consideration, as applicable, together with any documents or instruments as may be necessary to effect the delivery of such consideration and with any cash consideration to be paid in accordance with the Company’s written wire instructions, (ii) the Company shall enter applicable Purchased Securities in each Purchaser’s name in the books and records of the Company and deliver to such Purchaser at the Closing (A) a notice of issuance executed by an officer of the Company with respect to the applicable Purchased Securities against payment and delivery of the JCP Realty Consideration or Juniper NVM Consideration, as applicable, including for the cash portion thereof by check payable to the Company, wire transfer to a bank account designated by the Company or any combination of such methods, (B) a Share Certificate representing the Shares that such Purchaser is purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Purchaser or its designee, and (C) in the case of Juniper NVM, the Warrant, duly executed on behalf of the Company.
1.3    Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall have the meanings set forth or referenced below.
(a)    “Accredited Investor” has the meaning set forth in Section 3.9.
(b)    “Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(c)    “Agreement” has the meaning set forth in the Preamble.
(d)    “Board” has the meaning set forth in the Recitals.
(e)    “Bylaws” means the Third Amended and Restated Bylaws of the Company, as amended and in effect.

(f)    “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).
(g)    “Class A Common Stock” has the meaning set forth in Section 2.2(a).
(h)    “Class B Common Stock” has the meaning set forth in Section 2.2(a).
(i)    “Class B-1 Common Stock” has the meaning set forth in Section 2.2(a).
(j)    “Class B-2 Common Stock” has the meaning set forth in Section 2.2(a).
(k)    “Class B-3 Common Stock” has the meaning set forth in Section 2.2(a).
(l)    “Class B-4 Common Stock” has the meaning set forth in Section 2.2(a).
(m)    “Class C Common Stock” has the meaning set forth in Section 2.2(a).
(n)    “Class D Common Stock” has the meaning set forth in Section 2.2(a).
(o)    “Code” means the Internal Revenue Code of 1986, as amended.
(p)    “Common Stock” has the meaning set forth in Section 2.2(a).
(q)    “Common Stock Redemption” has the meaning set forth in the Recitals.
(r)    “Common Stock Redemption Agreement” has the meaning set forth in the Recitals.
(s)    “Company” has the meaning set forth in the Preamble.
(t)    “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 of Regulation D, any Person listed in the first paragraph of Rule 506(d)(1) of Regulation D.
(u)    “Company Entity” means, collectively, the Company and each of the Subsidiaries.

(v)    “DGCL” has the meaning set forth in the Recitals.
(w)    “Desert Stock” has the meaning set forth in the Recitals.
(x)    “Desert Stock Common Shares” has the meaning set forth in the Recitals.
(y)    “Diligence Materials” has the meaning set forth in Section 2.16.
(z)    “Disclosure Schedule” means the schedule attached hereto as Exhibit C.
(aa)    “Disqualification Event” has the meaning set forth in Section 2.4.
(bb)    “ERISA” has the meaning set forth in Section 2.11(b).
(cc)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
(dd)    “Expenses” has the meaning set forth in Section 7.2.
(ee)    “Fee Assets” means real estate assets owned by any of the Company Entities.
(ff)    “GAAP” means generally accepted accounting principles for financial reporting in the United States.
(gg)    “Investors’ Rights Agreement” means the agreement among the Company and the Purchasers and certain other shareholders of the Company dated as of the date of the Closing, in the form of Exhibit D attached to this Agreement.
(hh)    “JCP Realty Consideration” has the meaning set forth in Section 1.1(b).
(ii)    “JCP Realty Series A Shares” has the meaning set forth in the Recitals.
(jj)     “Juniper NVM Consideration” has the meaning set forth in the Recitals.
(kk)    “Juniper NVM Series A Shares” has the meaning set forth in Section 1.1(a).

(ll)    “Knowledge” including the phrase “to the Company’s Knowledge” means the actual knowledge of William Meris, Chief Executive Officer of the Company or the knowledge that he would reasonably be expected to have after reasonable inquiry of the Persons with whom he, as Chief Executive Officer, would reasonably be expected to interact directly regarding such matters in the ordinary course of his executive responsibilities.
(mm)    “Laws” means all present or future federal, state local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental entity.
(nn)    “Leased Assets” means real estate assets leased by the Company Entities.
(oo)    “Lender” has the meaning set forth in the Recitals..
(pp)    “Lien” means with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP, or any financing lease having substantially the same economic effect as any of the foregoing).
(qq)     “Material Adverse Effect” means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, (i) would materially adversely affect the ability of the Company to consummate the Transactions, or to perform its obligations under any of the Transaction Documents, in a timely manner or (ii) is materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company Entities, taken as a whole other than in the case of clause (i) or (ii) above, any event, state of facts, circumstances, development, change, effect or occurrence resulting from (A) changes in general economic, regulatory or political conditions or in the securities, credit or financial markets in general, (B) general changes or developments in the business in which the Company Entities operate, including any changes in applicable Laws affecting such business, (C) the negotiation, execution, announcement, existence of performance of this Agreement or the Transactions, including (x) any fees or expenses incurred in connection therewith, and (y) the impact of the foregoing on relationships with customers, suppliers, employees and regulators, (D) the identity of either Purchaser or any of their Affiliates as the purchasers of the Purchased Securities, (E) compliance with the terms of, or the taking of any action expressly required to be taken by the Company pursuant to this Agreement or expressly consented to by the Purchasers after the date hereof, (F) any acts of terrorism or war or any natural disaster or weather-related event, (G) changes in GAAP or the interpretation thereof, (H) changes in the price or trading volume of the Common Stock (provided that this clause (H) shall not be construed as providing that the change, event, circumstance, development, occurrence or state of facts giving rise to such change in price or trading volume does not constitute or contribute to a Material Adverse Effect on the Company), (I) any failure to meet internal or published projections, forecasts or revenue or earning predictions or any downward revisions for any period (provided that this clause (I) shall not be construed as providing that the change, event, circumstance, development, occurrence or state of facts giving rise to such failure does not constitute or contribute to a Material Adverse Effect on the Company), or (J) any action, suit, investigation or proceeding made, brought or threatened by any holder of Capital Stock of the Company, on the holder’s own behalf or on behalf of the Company on a derivative basis (other than any actions, suits, investigations or proceedings made, brought or threatened by any of the Company’s officers or directors), arising out of or related to any of the transactions contemplated hereby, including those transactions contemplated by this Agreement, except, in the case of the foregoing clause (A), (B) or (F), to the extent such changes or developments referred to therein would reasonably be expected to have a materially disproportionate negative impact on the Company Entities, taken as a whole, compared to other comparable participants in the Company’s industries.
(rr)     “Most Recent 10-K” has the meaning set forth in Section 2.9.
(ss)    “Most Recent Balance Sheet” has the meaning set forth in Section 2.9.
(tt)    “Options” means any rights, warrants or options to subscribe for or purchase shares of common stock or any other stock or securities directly or indirectly convertible into or exchangeable or exercisable for shares of common stock.
(uu)    “Party” has the meaning set forth in the Preamble
(vv)    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(ww)    “Preferred Stock” has the meaning set forth in Section 2.2(a).
(xx)    “Purchasers” has the meaning set forth in the Preamble.
(yy)     “Purchased Securities” has the meaning set forth in Section 1.

(zz)     “Real Estate Assets” means the Fee Assets and the Leased Assets.
(aaa)    “Regulation D” has the meaning set forth in the Recitals.
(bbb)    “Related Party Transactions” has the meaning set forth in Section 2.22.
(ccc)    “Requested Documents” has the meaning set forth in Section 3.3.
(ddd)    “RLF Opinion” has the meaning set forth in the Recitals.
(eee)    “Sarbanes Oxley” has the meaning set forth in Section 2.10.
(fff)    “SEC” has the meaning set forth in the Recitals.
(ggg)    “SEC Reports” has the meaning set forth in Section 2.9.
(hhh)    “Securities Act” has the meaning set forth in the Recitals.
(iii)    “Securities Laws” means the securities laws (including “Blue Sky” laws), legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.
(jjj)    “Series A Preferred Stock” means the Series A Cumulative Convertible Preferred Stock of the Company, $0.01 par value per share.
(kkk)    “Series B-1 Preferred Stock” has the meaning set forth in the Recitals.
(lll)    “Series B-2 Preferred Stock” has the meaning set forth in Section 7.17.
(mmm)    “Shares” has the meaning set forth in the Section 1.
(nnn)    “Share Certificates” has the meaning set forth in the Section 1.
(ooo)    “Stock Plan” has the meaning set forth in Section 2.2(b).
(ppp)    “Subsidiaries” means any Person in which the Company, directly or indirectly, (a) owns an amount of voting securities or other interests that is sufficient to enable the Company to elect at least a majority of the members of such Person’s board of directors or other governing body or at least 50% of the outstanding equity or similar interests of such Person or (b)

controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”
(qqq)    “Tax” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.
(rrr)    “Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
(sss)    “Transaction Documents” means this Agreement; the Series B Certificate; the Investors’ Rights Agreement; the Common Stock Redemption Agreement; the Warrant; the Bylaws; the RLF Opinion; the Termination of Registration Rights Agreement, dated as of the date hereof, by and between the Company and Desert Stock; the Indemnification Agreement, dated as of the date hereof, by and between the Company and Jay Wolf; the Charter of the Investment Committee of the Board, dated as of the date hereof; the Notice of Conversion, dated as of the date hereof, by and among the Company, JCP Realty Partners, LLC and Juniper NVM, LLC; the Amended Loan Agreement between the Company and NWRA Ventures I, LLC; the Amended Promissory Note by and between the Company and NWRA Ventures I, LLC; and the Payoff Agreement between the Company and NWRA Ventures I, LLC.
(ttt)    “Transactions” means the sale and issuance of the Purchased Securities to the Purchaser and the execution and delivery of the Transaction Documents and the consummation by the Company of all of the transactions contemplated therein.
(uuu)    “Warrant” has the meaning set forth in the Recitals.
1.4.    Tax Treatment of Exchange. The Parties intend and agree that the exchange of Juniper NVM Series A Shares and JCP Realty Series A Shares pursuant to Section 1.1 shall be treated as pursuant to a tax-free recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. The terms of this Agreement, insofar as they relate to such exchange, shall be treated as a “plan of reorganization” of the Company within the meaning of Treas. Reg. Sec. 1.368-2(g).

2.    Representations and Warranties of the Company. Except (a) as disclosed in the Disclosure Schedule delivered or (b) as set forth in the Company SEC Reports filed with or furnished to the SEC prior to the third Business Day immediately preceding the date of this Agreement (other than any disclosures in such documents referred to in the “Risk Factors” or “Forward Looking Statements” sections thereof or any other disclosures in such documents which are forward looking or predictive in nature) (provided that nothing disclosed in the Company SEC Reports shall be deemed to be a qualification of or modification to the representations or warranties set forth in Sections 2.1, 2.2, 2.3 and 2.4, and, in each case, to the extent the applicability of the disclosure to such representation and warranty is reasonably apparent from the text of the disclosure made, the Company represents and warrants to the Purchasers as follows:
2.1    Organization, Good Standing, Corporate Power and Qualification. Except as set forth in Section 2.1 of the Disclosure Schedule, each Company Entity is a corporation, limited liability company, or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Company Entities. Other than with respect to the entities as disclosed in the SEC Reports, the Company does not, directly or indirectly, own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Each Company Entity is duly qualified to transact business and is in good standing in each jurisdiction in every jurisdiction in which its ownership or lease of property or the nature of the business conducted or proposed to be conducted by such Company Entity will make such qualification necessary, except where such failure to qualify could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 2.1 of the Disclosure Schedule, the Company holds all right, title and interest in and to 100% of the Capital Stock, equity or similar interests of each of the Subsidiaries, in each case, free and clear of any Liens, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, other than the Liens.
2.2    Capitalization.
(a)    The authorized capital of the Company consists, immediately prior to the Closing, of:
(i)    200,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of which (1) 15,563,546 shares were issued and outstanding immediately prior to the Closing and (2)(A) 150,208,500 shares have been designated Common

Stock (the “Class A Common Stock”), of which 50,000 shares are issued and outstanding as of the date of this Agreement; (B) 4,023,400 shares of which have been designated Class B-1 Common Stock (the “Class B-1 Common Stock”), of which 3,493,181 are issued and outstanding as of the date of this Agreement; (C) 4,023,400 shares of which have been designated Class B-2 Common Stock (the “Class B-2 Common Stock”), of which 3,494,377 are issued and outstanding as of the date of this Agreement; (D) 8,165,700 shares of which have been designated Class B-3 Common Stock (the “Class B-3 Common Stock”), of which 7,162,608 are issued and outstanding as of the date of this Agreement; (e) 781,644 shares of which have been designated Class B-4 Common Stock (the “Class B-4 Common Stock” and, together with the Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock, the “Class B Common Stock”), of which 627,579 are issued and outstanding as of the date of this Agreement; (E) 15,803,212 shares of which have been designated Class C Common Stock (the “Class C Common Stock”), of which 735,801 are issued and outstanding as of the date of this Agreement; and (F) 16,994,144 shares of which have been designated Class D Common Stock (the “Class D Common Stock”), of which zero are issued and outstanding as of the date of this Agreement. The Company holds 1,310,334 shares of Common Stock in its treasury.
(ii)    100,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), of which 9,303,429 shares have been designated Series A Preferred Stock and 7,878,710 shares have been designated Series B Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Series B Certificate and as provided by the DGCL. The Company holds no Preferred Stock in its treasury.
(b)    The Company has reserved 1,200,000 (which shall automatically be increased to 1,800,000 shares in connection with an initial public offering under the Securities Act, of Common Stock) shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2010 IMH Financial Corporation Employee Stock Incentive Plan duly adopted by the Board and approved by the Company’s shareholders (the “Stock Plan”). Of such reserved shares of Common Stock, zero shares have been issued pursuant to restricted stock purchase agreements, options to purchase 787,222 shares have been granted and are currently outstanding and 412,778 shares of Common Stock remain available for issuance under the Stock Plan. No shares of Common Stock or Preferred Stock are reserved for issuance under any plan, agreement or arrangement, other than shares of Common Stock reserved for issuance under the Stock Plan.
(c)    Section 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock (including the number of shares designated as Class A Common Stock, Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock,

Class B-4 Common Stock, Class C Common Stock and Class D Common Stock); (ii) granted Options under the Stock Plan, including vesting schedules and exercise prices; (iii) shares of Common Stock reserved for future award grants under the Stock Plan; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. All of the outstanding or issuable shares of Capital Stock of the Company have been duly authorized and have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable.
Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the rights provided in Section 4 of the Investors’ Rights Agreement, (C) the securities and rights described in Section 2.2(a)(ii) of this Agreement and as set forth on Section 2.2(c) of the Disclosure Schedule or (D) to the extent disclosed in SEC Reports:
(i)    no shares of the Capital Stock of any Company Entity are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by any Company Entity;
(ii)    there are no outstanding Options, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of any Company Entity, or contracts by which any Company Entity is or may become bound to issue additional shares of Capital Stock of any Company Entity or Options, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of any Company Entity;
(iii)    there are no agreements or arrangements under which any Company Entity is obligated to register the sale of any of its securities under the Securities Act;
(iv)    there are no outstanding securities or instruments of any Company Entity that contain any redemption or similar provisions, and there are no contracts by which any Company Entity is or may become bound to redeem a security of such Company Entity, and there are no other shareholder agreements or similar agreements to which any Company Entity or, to the Company’s Knowledge, any holder of the Company’s Capital Stock is a party;
(v)    there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Shares;
(vi)    the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

(vii)    to the Company’s Knowledge, no officer or director of the Company or beneficial owner of any of the Company’s outstanding Common Stock has pledged Common Stock in connection with a margin account or other loan secured by such Common Stock.
2.3    Authorization.
(a)    Prior to the Closing, the Company has the requisite corporate or limited liability company power to enter into and perform its obligations under this Agreement and the Transaction Documents, including to issue the Purchased Securities at the Closing and the Common Stock issuable upon conversion of the Shares or exercise of the Warrant. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of the Closing and the issuance and delivery of the Purchased Securities has been taken or will be taken prior to the Closing.
(b)    The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the Transactions, including the issuance of the Purchased Securities and the Common Stock issuable upon conversion of the Shares or exercise of the Warrant have been duly authorized by the Board and no further consent or authorization is required by any Company Entity, any of the Board (or any committee thereof) or the shareholders of the Company, other equityholders or holders of beneficial interests of the Company. Without limiting the foregoing, the Board has, by the vote of a requisite majority of the directors serving thereon, (A)(I) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement with the Purchasers and (II) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the issuance of the Purchased Securities to the Purchasers, the adoption of (i) the Certificate of Elimination, (ii) the Series B Certificate and (iii) the Bylaws.
(c)    The Transaction Documents, have been duly executed and delivered by the Company and shall constitute valid and legally binding obligations of the Company Entities, enforceable against the Company Entities in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable Securities Laws.
2.4    Valid Issuance of Purchased Securities.
(a)    The Purchased Securities being issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, upon issuance will be validly issued, fully paid and nonassessable, free of taxes and Liens with respect to the issuance and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, Series B Certificate, applicable Securities Laws and any liens or encumbrances created by the Purchasers. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to any Disqualifying Event (as described below), the Purchased Securities will be issued in compliance with all applicable Securities Laws.
(b)    No “bad actor” disqualifying event described in Rule 506(d)(1)(i) through (viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii) through (iv) or (d)(3), is applicable.
2.5    Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with or notification to, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing of the Series B Certificate, which has been filed as of the Closing and (b) the applicable filings under the Exchange Act, the Securities Act and any relevant state securities administrators or related to the blue sky laws of various states, which have been made or will be made in a timely manner after the Closing.
2.6    Litigation. Except as set forth in Section 2.6 of the Disclosure Schedule or the Company SEC Reports, there are no claims, actions, suits, proceedings, arbitrations, complaints or charges pending or, to the Company’s Knowledge, currently threatened against any Company Entity or any officer arising out of their employment with any Company Entity that would reasonably be expected to have a Company Material Adverse Effect. No Company Entity nor, to the Company’s Knowledge, any of officers of any Company Entity arising out of their employment with a Company Entity is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.
2.7    Compliance with Other Instruments. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the performance of its obligations hereunder and thereunder and the consummation by the Company of the Transactions (including the issuance of the Purchased Securities) will not: (a) result in a violation of its Certificate of Incorporation, as amended, the Series B Certificate or Bylaws; (b) conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any note, indenture, deed of trust, guaranty, indemnity, or mortgage, lease, sublease, agreement or contract to which it is a party or by which it or its assets is bound that is required to be listed on the Disclosure Schedule; or (c) to the Company’s Knowledge result in a violation of any Law, rule, regulation, order, judgment or decree (including Securities Act and Exchange Act) applicable to the Company or by which any property or asset of any Company Entity is bound or affected. The execution, delivery and performance of the Transaction Documents, the consummation of the Transactions, and the exercise by the Purchasers of their rights and remedies under the Transaction Documents will not result in any such violation or be in conflict with or constitute a default under items set forth in (a), (b) and (c) of this Section 2.7. The Company has not sent a notice to the stockholders of the Company stating that the Board has determined not to pursue an initial public offering under the Securities Act, of the Common Stock.
Neither the Company nor, to the Company’s Knowledge, any of its Subsidiaries, is in violation of any term of its certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement or any other governing document, as applicable. Neither the Company nor, to the Company’s Knowledge, any of its Subsidiaries, is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) any Contract (as defined below), mortgage, indebtedness, indenture, instrument, judgment, decree or order or any Law applicable any Company Entity, except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or result in the acceleration of any Indebtedness or other obligation. The business of the Company, and to the Company’s Knowledge, the business of the Subsidiaries have not been and is not being conducted, in violation of any Law of any governmental entity except as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
2.8    Voting Rights. The Company is not a party to any agreements with the shareholders of the Company with respect to the voting of Capital Stock of the Company and, to the Company’s Knowledge, none of the Company’s shareholders have entered into any agreements with respect to the voting of capital shares of any Company Entity.
2.9    Financial Statements; Accuracy of SEC Reports.
(a)    Since December 31, 2009, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. All of the foregoing items filed with the SEC

(but not those items that merely were furnished to the SEC) prior to the date this representation is made but after December 30, 2009, together with any filings made by the Company with the SEC pursuant to the Securities Act since December 30, 2009, are referred to herein as the “SEC Reports.” The Company’s consolidated balance sheet as of December 31, 2009, as included in the Company’s annual report on Form 10-K for the period then ended, as filed with the SEC on March 28, 2014 (the “Most Recent 10-K”), is referred to herein as the “Most Recent Balance Sheet”. As of their respective dates, the SEC Reports complied in all material respects with the Securities Laws. None of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of each of the SEC Reports, no event has occurred that would require an amendment or supplement to any such SEC Report and as to which such an amendment or supplement has not been filed and made publicly available on the SEC’s EDGAR system no less than five (5) Business Days prior to the date this representation is made.
(b)    As of their respective filing dates, the audited consolidated financial statements and unaudited interim financial statements of the Company Entities included in the Company SEC Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described in such financial statements.
(c)    There is no material transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the Exchange Act that has not been so disclosed in the SEC Reports at least five (5) Business Days prior to the date of this Agreement.
(d)    Except as set forth on Section 2.9(d) of the Disclosure Schedule, since December 31, 2009, there have been no internal or SEC inquiries or investigations (formal or informal) regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of any of the Company Entities.
(e)    The Company has never been a “shell company” (as defined in Rule 12b-2 under the Exchange Act).
2.10    Sarbanes-Oxley Compliance; Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records.

(a)    Since December 31, 2009, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(b)    Since December 31, 2009, no Company Entity nor any director or officer of any Company Entity has received any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any Company Entity or its internal accounting controls, including any complaint, allegation, assertion or claim that any Company Entity has engaged in any improper accounting or auditing practices.
(c)    Since December 31, 2009, no attorney representing any Company Entity, whether or not employed by a Company Entity, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by any Company Entity or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of Sarbanes-Oxley.
(d)    The Company has kept, and has caused each of the Subsidiaries to, at all times since December 31, 2009, keep, books, records and accounts with respect to all of such Person’s business activities, in accordance with GAAP consistently applied. Each Company Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.
(e)    The Company maintains internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the Exchange Act; and such internal control is effective and does not have any material weaknesses.
(f)    The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such disclosure controls and procedures are, and at all times since December 31, 2009 have been, effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.
2.11    Employee Matters.
(a)    No Company Entity is delinquent in payments to any of its respective employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation or reimbursements for any service performed for it through the date hereof. To the Company’s Knowledge, each of the Company Entities has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. Each Company Entity has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of such Company Entity and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.
(b)    Section 2.11 of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by any Company Entity, or which the Company Entities participate in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company Entities have made all required contributions and, to the Company’s Knowledge, has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.
2.12    Absence of Certain Changes. Since January 1, 2014, no Company Entity has sold any assets outside of the ordinary course of business. Since January 1, 2014, except as set forth on Section 2.12 of the Disclosure Schedule, no Company Entity has had any capital expenditures outside the ordinary course of its business. Since January 1, 2014, except as set forth on Section 2.12 of the Disclosure Schedule, no Company Entity has had or made, as applicable, any (i) grant or provision of severance or termination payments or benefits to any director or officer of any Company Entity or employee, independent contractor or consultant of such Company Entity in any material amount, (ii) material increase in the compensation, perquisites or benefits payable to any director, officer, employee, independent contractor or consultant of any Company Entity, (iii) grant of material equity or equity-based awards that may be settled in shares of Common Stock, Preferred Stock or any other securities of any Company Entity or the value of which is linked directly or indirectly, in whole or in part, to the price or value of any shares of Common Stock, Preferred Stock or other securities of any Company Entity, (iv) acceleration in the vesting or payment of compensation payable or benefits provided or to become payable or provided to any current or former director, officer, employee, independent contractor or consultant in any material amount or (v) material change in the terms of any outstanding Option with respect to any shares of the Company’s Common Stock or any other securities of the Company.
2.13    No Undisclosed Liabilities. Since January 1, 2014, there has been no Company Material Adverse Effect and no circumstances exist that, in the aggregate would reasonably be expected to be, cause or have a Company Material Adverse Effect. The Company, on a consolidated basis, does not, to the Company’s Knowledge, have any material liabilities that would be required to be disclosed or provided for in a balance sheet prepared in accordance with GAAP except (i) as set forth in Section 2.13 of the Disclosure Schedule, (ii) to the extent set forth or provided for in the Most Recent Balance Sheet and (iii) liabilities incurred in the ordinary course of business after the date of the Most Recent Balance Sheet.
2.14    No Material Adverse Effect. Since January 1, 2014, there has been no Company Material Adverse Effect and no circumstances exist that, in the aggregate, would reasonably be expected to be, cause or have a Company Material Adverse Effect. Except (i) as and to the extent disclosed or reserved against on the Most Recent Balance Sheet or specifically described in the notes to the financial statements set forth in the Most Recent 10-K, (ii) as incurred since the date thereof in the ordinary course of business consistent with past practice, (iii) as incurred on the Closing under the Transaction Documents, or (iv) as set forth in Section 2.14 of the Disclosure Schedule, no Company Entity has any material liabilities or obligations of any nature, whether fixed or unfixed, known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise and whether due or to become due. To the Company’s Knowledge, no representation or warranty or other statement made by the Company in this Agreement or any of the other Transaction Documents, the Disclosure Schedules or any certificate or instrument delivered pursuant to this Agreement contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.
2.15    Tax Returns and Payments. There are no federal, state, county, local or foreign Taxes, taxes, levies, impositions, levies or assessments material in amount that are due and payable by the Company which have not been timely paid, whether or not disputed. There have been no examinations or audits of any Tax Returns or reports by any applicable federal, state, local or foreign governmental agency within the last three calendar years, and to the Company’s Knowledge, none are currently expected by any officer of the Company. The Company has duly and timely filed all federal, state, county, local and foreign Tax Returns required to have been filed by it within the last three calendar years, and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any such years. There are no Liens for Taxes (other than Taxes not yet due and payable)

upon any of the assets of the Company. The Company is a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii), but to the Company’s Knowledge none of the Company’s stockholders is a foreign person. The Company is not and has not been a party to any “reportable transaction,” as defined in Code §6707A(c)(1) and Reg. §1.6011-4(b). Section 2.15 of the Disclosure Schedule sets forth the net operating losses of the Company for U.S. federal and state income tax purposes as of December 31, 2013, and identifies the nature and extent of any limitations or other restrictions on the availability of such net operating losses under Section 382 of the Code or any comparable provision of state law (as well as the date of any “ownership changes” within the meaning of Section 382(g) of the Code giving rise to such limitations).
2.16    Permits. Each Company Entity has all franchises, permits, certificates of occupancy, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge, none of the Company Entities is in default in any material respect under any of such franchises, permits, licenses or other similar authority.
2.17    Disclosure. The Company has made available to the Purchasers correct and complete copies of all of its corporate records, financial statements, the Company SEC Reports, to the extent not otherwise available on EDGAR, and other information available to the Company that the Purchasers have requested to evaluate whether it desires to acquire the Purchased Securities (the “Diligence Materials”).
2.18    No General Solicitation. No Company Entity, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Purchased Securities.
2.19    No Integrated Offering. No Company Entity, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

2.20    Insurance. Each of the Company Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent for the businesses in which each of the Company Entities are engaged. No Company Entity has been refused any insurance coverage sought or applied for, and no Company Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Company Material Adverse Effect.
2.21    Transactions with Related Parties. Except as set forth on Section 2.21 of the Disclosure Schedule, there have been no transactions that are required to be reported under 17 C.F.R. 229.404(a) (“Related Party Transactions”), that have not already been disclosed in the SEC Reports.
2.22    Real Property.
(a)    The Company has good and marketable fee or leasehold title to its Real Estate Assets, as applicable, subject only to liens securing indebtedness for money borrowed identified on in the Disclosure Schedule or disclosed in the SEC Reports and such other encumbrances as do not have, or could not reasonably be expected to have, a Company Material Adverse Effect.
(b)    Except as, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect: (i) no Company Entity has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with environmental laws with regard to the assets or the business operated by such Company Entity that is not fully and finally resolved, other than as set forth in the SEC Reports or Section 2.22 of the Disclosure Schedule and (ii) to the Company’s Knowledge, the assets and all operations of each Company Entity are in compliance with all applicable environmental laws.
(c)    Each Fee Asset of the Company Entities is in good condition, has been properly maintained in such manner as a reasonably prudent owner of real estate would maintain such assets and is free from material defects except where such failure does not have or could not reasonably be expected to have a Company Material Adverse Effect.
(d)    Except as set forth in the SEC Reports and Section 2.22 of the Disclosure Schedule, no foreclosure of a mortgage or deed of trust on the landlord’s interest in a Leased Asset or termination of superior possessory interest in a Leased Asset will terminate the interests of any Company Entity in a Leased Asset so long such Company Entity complies with its obligations under the applicable lease creating the Leased Asset.

(e)    With respect to the Real Estate Assets, the Company has no outstanding obligations to fund loan proceeds, capital contributions, provide letters of credit or other credit enhancements, fund tenant allowances or provide “free rent” and other lease concessions that have or could reasonably be expected to have a Company Material Adverse Effect.
(f)    Except as set forth in the SEC Reports and Section 2.22 of the Disclosure Schedule, no Real Estate Asset has been damaged by any uninsured, unrepaired casualty that has or could reasonably be expected to have a Company Material Adverse Effect since December 31, 2009.
(g)    There are no obligations in connection with the Real Estate Assets of any so‑called “recapture agreement” involving refund for sewer extension, oversizing utility, lighting or like expense or charge for work or services done upon or relating to the Real Estate Assets that have or could reasonably be expected to have a Company Material Adverse Effect.
2.23    Investment Company. The Company is not, and upon the Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.
2.24    Brokers or Finders. No agent, broker, investment banker or other Person acting on behalf of the Company, or under the authority thereof, is or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee directly or indirectly from any of the Parties in connection with any of the Transactions.
3.    Representations and Warranties of the Purchasers. The Purchasers hereby jointly and severally represent and warrant to the Company that:
3.1    Authorization. The Purchasers have full power and authority to enter into the Transaction Documents. The Transaction Documents to which the Purchasers are a party, when executed and delivered by the Purchasers, will constitute valid and legally binding obligations on the Purchasers, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable Securities Laws.
3.2    Purchase Entirely for Own Account. This Agreement is made with the Purchasers in reliance upon the Purchasers’ representation to the Company, which by the

Purchasers’ execution of this Agreement, the Purchasers hereby confirm, that the Purchased Securities will be acquired for investment for the Purchasers’ own account, not as a nominee or agent for any other Person, and not with a view to the resale or distribution of any part thereof, and that the Purchasers have no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, the Purchasers further represent that the Purchasers do not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Purchased Securities. The Purchasers have not been formed for the specific purpose of acquiring the Purchased Securities.
3.3    Disclosure of Information. The Purchasers have been furnished by the Company with and hereby acknowledges receipt of all documents and information requested by the Purchasers in connection with the Transactions (the “Requested Documents”). The Purchasers have had access to the Company SEC Reports and have been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such Person has requested and all such public information is sufficient for such Person to evaluate the risks of investing in the Purchased Securities. The Purchasers have reviewed (or has had its legal counsel or tax or financial advisers review) all of the Requested Documents and the Company SEC Reports and have had an opportunity to discuss the Requested Documents and the Company’s business, management, financial affairs, terms and conditions of the offering of the Purchased Securities and any other related matters with the Company’s officers and directors.
3.4    Restricted Securities. The Purchasers understand that the Purchased Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchasers’ representations as expressed herein. The Purchasers understand that the Purchased Securities are “restricted securities” under applicable Securities Laws and that, pursuant to such laws, the Purchasers must hold the Purchased Securities indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by applicable state authorities, or an exemption from such registration and qualification requirements is available. The Purchasers acknowledge that the Company has no obligation to register or qualify the Purchased Securities or the Common Stock for which they may be exercised or into which they may be converted, as applicable, for resale except as set forth in the Investors’ Rights Agreement. The Purchasers further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, without limitation, the time and manner of sale, the holding period for the Purchased Securities and on requirements relating to the Company which are outside of the Purchasers’ control and which the Company is under no obligation and may not be able to satisfy.
3.5    No Public Market. The Purchasers understand that no public market now exists for the Purchased Securities, and that the Company has made no assurances that a public market will ever exist for the Purchased Securities.
3.6    Forward-Looking Information. The Purchasers understand that the Company may provide the Purchasers with certain projections and other forward-looking information regarding the Company and the Purchased Securities. Projections and forward-looking information are inherently uncertain and should not be, and the Purchasers acknowledge that they are not being, relied upon by the Purchasers in making the decision to purchase the Purchased Securities. Actual results may vary significantly from such projections or forward-looking information.
3.7    Compliance with Other Instruments. The execution and delivery of the Transaction Documents, the consummation of the Transactions and the performance of the Purchasers’ obligations thereunder will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to the Purchasers or any agreement or other instrument to which the Purchasers are a party or by which the Purchasers or any of the Purchasers’ properties are bound or any permit, franchise, judgment, order, writ, decree, statute, rule or regulation applicable to the Purchasers or the Purchasers’ properties.
3.8    Legends. The Purchasers understand that the Shares and any securities issued in respect of or exchange for the Shares, may be notated (in either certificated or book-entry form) with one or all of the following legends:
(a)    “THESE SHARES OF SERIES B-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER OF THESE SHARES MAY BE EFFECTUATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(b)    Any legend required by the Securities Laws of any state to the extent such laws are applicable to securities represented by a certificate, an instrument or in book-entry notation.
3.9    Accredited Investor. The Purchasers are accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (“Accredited Investor”) and has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect its interests in connection with the transactions contemplated by this Agreement.
3.10    No General Solicitation. Neither of the Purchasers, nor any of their officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including, without limitation, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Purchased Securities.
3.11    Reliance. The Purchasers acknowledge that it is not relying upon any Person in making its investment or decision to invest in the Company. The Purchaser is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement or the Company SEC Reports.
3.12    Residence. For purposes of complying with state Securities Laws, the Purchasers are residents of the following states: California.
3.13    Disclosure. All information that the Purchasers have provided or will provide to the Company in connection with this Agreement, including, without limitation, all of the information regarding the Purchasers that is contained in the Transaction Documents, is correct and complete as of the date of this Agreement and as of the date of the Closing. The Purchaser will promptly provide to the Company with written notice of any material changes in such information and such information will be correct and complete as of the date given and as of the date of the Closing. The Purchasers acknowledge and understands that the Company will rely on the representations contained herein in order to comply with relevant exemptions from federal and state Securities Laws.
4.    Conditions to the Purchasers’ Obligations at Closing. The obligations of the Purchasers to purchase the Shares and Warrant at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1    Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof shall be correct and complete in all material respects as of the Closing.
4.2    Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.
4.3    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.
4.4    Investors’ Rights Agreement. The Company shall have executed and delivered the Investors’ Rights Agreement to the Purchasers.
4.5    Series B Certificate. The Company shall have filed the Series B Certificate with the Secretary of State of the State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.
4.6    Officer’s Certificate. An officer of the Company shall have delivered to the Purchasers at the Closing a certificate certifying (a) the Bylaws of the Company and (b) resolutions of the Board approving the Transaction Documents and the Transactions.
4.7    RLF Opinion. The RLF Opinion shall have been executed by Richards, Layton & Finger and delivered to Purchasers.
4.8    Simultaneous Closings. Each of conditions to closing of the Transactions shall have been satisfied or waived.
5.    Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell the Shares and Warrant to the Purchasers at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
5.1    Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 of this Agreement shall be correct and complete in all respects as of the Closing.
5.2    Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

5.3    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any states that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.
5.4    Accredited Investor. The Company shall have a reasonable belief that the each Purchaser is an Accredited Investor.
5.5    Payment of Purchase Price. The Purchasers shall have remitted the full amount of the Purchase Price to the Company by check payable to the Company, wire transfer to a bank account designated by the Company or any combination of such methods.
5.6    Investors’ Rights Agreement. The Purchasers shall have executed and delivered the Investors’ Rights Agreement.
5.7    Simultaneous Closings. Each of conditions to closing of the Transactions shall have been satisfied or waived.
6.    Termination. In the event that the Closing shall not have occurred by July 24, 2014, then each Party shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability to the other Party; provided, however, (i) the right to terminate this Agreement under this Section 6 shall not be available to the Purchasers if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Purchases’ breach of this Agreement. Nothing contained in this Section 6 shall release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement or the other Transaction Documents.
7.    Miscellaneous.
7.1    Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing to occur on the Closing pursuant to this Agreement under applicable Securities Laws of the states of the United States, and shall provide to the Purchaser evidence of any such action so taken on or prior to the Closing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable Securities Laws of the states of the United States following the Closing.

7.2    Expenses. The Company shall reimburse the Purchasers at the Closing for their out-of-pockets costs incurred in connection with this Agreement and the transactions contemplated in connection therewith (including, without limitation, legal fees and expenses and due diligence related costs and expenses) (the “Expenses”). In the event of termination of this Agreement, the obligation of the Company to reimburse the Purchasers for the Expenses will be subject to any rights of the Company arising from a breach of this Agreement by the Purchase. The obligations of the Company under this Section 7.2 will survive termination of this Agreement.
7.3    Survival of Representations, Warranties and Covenants. Unless otherwise set forth in this Agreement, the representations, warranties and covenants and of the Company and the Purchasers shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen (18) months after the Effective Date after Closing, provided that any claim made by the Company or either Purchaser with regard to such representation, warranties, or covenants, shall survive until resolved, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company. Notwithstanding the foregoing, the representations and warranties made in Sections 2.1, 2.2, and 2.3 shall survive indefinitely.
7.4    Successors and Assigns; No Third Party Beneficiaries or Obligations. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Nothing in this Agreement, including any reference to any officer, director, employee, agent, consultant, representative or Affiliate of either Party to this Agreement, is intended to, or shall, create any express or implied liability or obligation on the part of any such Person other than the Parties hereto, nor is any representation, warranty or covenant contained in this Agreement made by or on behalf of any person other than the Party making such representation, warranty or covenant contained in this Agreement.
7.5    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.
7.6    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Neither Party shall raise the use of a facsimile machine or electronic mail as a means of delivering a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or electronic mail delivery as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.
7.7    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
7.8    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Parties at their respective addresses as set forth on the signature page hereto, or to such electronic mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.8. If notice is given to the Company, a copy shall also be sent by registered or certified mail to Polsinelli PC, One East Washington Street, Suite 1200, Phoenix, Arizona 85004, attention: Jonathan Brohard, Esq., or by electronic mail to jbrohard@polsinelli.com. If notice is given to the Purchaser, a copy shall also be sent by registered or certified mail to Munger, Tolles & Olson LLP, 355 South Grand Ave. 35th Floor, Los Angeles, CA 90071, attention: Kevin Masuda, or by electronic mail to Kevin.Masuda@mto.com.
7.9    No Finder’s Fees. Each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with any of the Transactions.
7.10    Attorneys’ Fees. If any action at law or in equity (including, without limitation, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.
7.11    Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and/or the Purchaser, as the case may be.

7.12    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
7.13    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of the other Party, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.
7.14    Entire Agreement. This Agreement (including the Exhibits hereto), the Series B Certificate and the other Transaction Documents constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.
7.15    Dispute Resolution. The Parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court sitting in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of Delaware or the United States District Court sitting in the State of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
7.16    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SHARES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL

DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
7.17    Consent to Creation of Series B Preferred Stock The Purchasers, as the holders of all of the outstanding shares of the Series A Preferred Stock, hereby consent to the filing of the Series B Certificate and the creation thereby of the Series B-1 Preferred Stock and the Series B-2 Cumulative Convertible Preferred Stock of the Company, $0.01 par value per share (the “Series B-2 Preferred Stock”). The Purchasers hereby acknowledge that the Series B-1 Preferred Stock and the Series B-2 Preferred Stock shall be senior in ranking to the Series A Preferred Stock.
[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

IMH FINANCIAL CORPORATION, a Delaware corporation
/s/ William Meris
By:	William Meris
Title:	President and Chief Executive Officer

Address:	7001 North Scottsdale Road
Suite 2050
Scottsdale, Arizona 85253

PURCHASER:

JCP REALTY PARTNERS, LLC, a Delaware limited liability company
/s/ Jay Wolf
By:	Jay Wolf
Title:	Manager Member

Address:	11150 Santa Monica Blvd, #1440
Los Angeles, CA 90025

JUNIPER NVM, LLC, a Delaware limited liability company
/s/ Jay Wolf
By:	Jay Wolf
Title:	Manager Member

Address:	11150 Santa Monica Blvd, #1440
Los Angeles, CA 90025

EXHIBIT A

FORM OF AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION

Exhibit B
LEGAL OPINION

EXHIBIT C

DISCLOSURE SCHEDULE

SCHEDULE OF EXCEPTIONS
This Schedule of Exceptions is made and given pursuant to Section 2 of the Series B-1 Cumulative Convertible Preferred Stock Exchange and Subscription Agreement, dated as of July 24, 2014 (the “Agreement”), between IMH Financial Corporation, a Delaware corporation (the “Company”), JCP Realty Partners, LLC, a Delaware limited liability company and Juniper NVM, LLC, a Delaware limited liability company (together, the “Purchaser”). All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in this Schedule of Exceptions is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Schedule of Exceptions (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Schedule of Exceptions includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Purchaser.

EXHIBIT D

FORM OF INVESTORS’ RIGHTS AGREEMENT

EXHIBIT E

FORM OF WARRANT